FOR IMMEDIATE RELEASE	Monday, March 2, 2026

TEGNA Inc. Reports Fourth Quarter and Full-Year 2025 Results

Achieves or exceeds all previously announced full-year 2025 guidance metrics

On track to complete proposed acquisition by Nexstar Media Group by the second half of 2026, subject to regulatory approvals and customary closing conditions

McLean, Va. – TEGNA Inc. (NYSE: TGNA) today announced financial results for the fourth quarter and full-year 2025, ended December 31, 2025.

FOURTH QUARTER FINANCIAL HIGHLIGHTS:

All Year-Over-Year Comparisons Unless Otherwise Noted:

•
Total company revenue was down 19% from the prior year at $706 million primarily due to lower political advertising revenue, consistent with cyclical even-to-odd year comparisons partially offset by growth in Advertising and Marketing Services (AMS) revenue.
•
Distribution revenue was slightly lower at $358 million due to subscriber declines, partially offset by contractual rate increases and distribution renewals.
•
AMS revenue grew 4% to $322 million driven by growth in both linear and local digital advertising, partially offset by TV advertising market challenges and lower Premion-related revenue as the company continues to cycle through the exit of a major exclusive reseller partner disclosed last quarter.
•
GAAP operating expenses decreased 1% to $587 million and non-GAAP operating expenses1 decreased 3% to $569 million due to core operational cost cutting initiatives, primarily seen in compensation and outside services expense reductions.
•
GAAP and non-GAAP operating income1 totaled $119 million and $137 million, respectively.
•
GAAP net income attributable to TEGNA Inc. was $56 million and non-GAAP net income attributable to TEGNA Inc.1 was $82 million.
•
GAAP and non-GAAP earnings per diluted share1 were $0.34 and $0.50, respectively.
•
Total company Adjusted EBITDA2 decreased 48% to $161 million primarily due to lower political advertising revenue, partially offset by continued cost-cutting initiatives.
•
Net cash flow from operations was $107 million and Adjusted free cash flow3 was $93 million. TEGNA returned $20 million to shareholders through dividends during the fourth quarter.
•
Interest expense decreased 17% to $36 million due to the early redemption of the 4.75% senior notes due March 15, 2026 during the prior quarter.
•
Cash and cash equivalents totaled $291 million at the end of the fourth quarter. Net leverage finished the fourth quarter at 2.8x4.

[1] See Table 3 for details
[2] See Table 4 for details
[3] See Table 5 for details
[4] See Table 6 for details

FULL-YEAR 2025 FINANCIAL HIGHLIGHTS:

All Year-Over-Year Comparisons Unless Otherwise Noted:

•
Total company revenue was down 13% from the prior year at $2,712 million due to lower political advertising revenue consistent with cyclical even-to-odd year comparisons, and lower AMS revenue.
•
Distribution revenue was down 1% at $1,466 million due to subscriber declines, partially offset by contractual rate increases and distribution renewals.
•
AMS revenue decreased 4% to $1,169 million due to TV advertising market challenges and lower Premion-related revenue as the company continues to cycle through the exit of a major exclusive reseller partner disclosed last quarter, partially offset by growth of local digital advertising and local sports rights.
•
GAAP operating expenses decreased 2% to $2,269 million and non-GAAP operating expenses1 decreased 2% to $2,230 million due to core operational cost cutting initiatives, primarily seen in compensation and outside services expense reductions.
•
GAAP and non-GAAP operating income1 totaled $443 million and $482 million, respectively.
•
GAAP net income attributable to TEGNA Inc. was $220 million and non-GAAP net income attributable to TEGNA Inc.1 was $267 million.
•
GAAP and non-GAAP earnings per diluted share1 were $1.34 and $1.63, respectively.
•
Total company Adjusted EBITDA2 decreased 38% to $579 million primarily due to lower political advertising revenue, partially offset by continued core operational cost-cutting initiatives.
•
Net cash flow from operations was $326 million and Adjusted free cash flow3 was $316 million. As a result, 2024/2025 two-year Adjusted free cash flow totaled $1.0 billion, achieving the previously announced guidance range of $900 million to $1.1 billion. TEGNA returned $80 million to shareholders through dividends in 2025.
•
Interest expense decreased 6% to $158 million due to the early redemption of the 4.75% senior notes due March 15, 2026 during the prior quarter.

TRANSACTION OVERVIEW:

•
On August 19, 2025, TEGNA Inc. and Nexstar Media Group announced a definitive agreement under which Nexstar will acquire all outstanding shares of TEGNA for $22.00 per share in a cash transaction valued at $6.2 billion. TEGNA stockholders voted to approve the transaction5 at the special meeting of stockholders held on November 18, 2025. The closing of the transaction is expected to occur by the second half of 2026, subject to regulatory approvals and other customary closing conditions.
•
In light of the pending merger between TEGNA and Nexstar, TEGNA will not be providing forward-looking guidance with respect to financial metrics.
•
TEGNA has suspended share repurchases under our previously announced share repurchase program. As permitted by the definitive agreement with Nexstar, TEGNA expects to continue to pay its regular quarterly dividend through the closing of the transaction.

KEY BUSINESS UPDATES:

•
TEGNA’s Connected TV (CTV) streaming initiatives continued to gain momentum, with 69% year-over-year growth among monthly active users. TEGNA stations have the #1 local CTV streaming app in 40 of 41 TEGNA markets measured by Comscore.
•
TEGNA continued to make progress on its mobile initiatives, delivering a best-in-class mobile app featuring thousands of original mobile videos in a scrolling vertical feed. The new app debuted in beta markets Atlanta, Indianapolis, Seattle and Denver, where session length has increased twofold and users are consuming more than 15 times the number of videos per session.

[5] https://www.tegna.com/tegna-shareholders-approve-merger-agreement-with-nexstar-media-group/

FORWARD-LOOKING STATEMENTS

Certain statements in this 8-K earnings release that do not describe historical facts may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “might,” “expect,” “positioned,” “strategy,” “future,” “potential,” “forecast,” “outlook,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These include, but are not limited to, statements regarding closing of the merger, TEGNA’s future financial and operating results (including growth and earnings), capital allocation framework, plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are necessarily estimates reflecting the best judgment and current views, projections, estimates, expectations, plans, assumptions and beliefs about future events (in each case subject to change) of TEGNA’s senior management and involve a number of risks, uncertainties and other factors, many of which may be beyond our control that could cause actual results to differ materially from those views, projections, estimates, expectations, plans, assumptions and beliefs expressed or implied in such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties related to:

•
The timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction with Nexstar (the Proposed Transaction);
•
Risks related to the satisfaction of the conditions to closing the Proposed Transaction (including the failure to obtain necessary regulatory approvals, in the anticipated timeframe or at all);
•
The risk that any announcements relating to the Proposed Transaction could have adverse effects on the market price of TEGNA’s common stock;
•
Disruption from the Proposed Transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with TEGNA’s customers, vendors and others with whom it does business;
•
The occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Nexstar;
•
Risks related to disruption of management’s attention from TEGNA’s ongoing business operations due to the Proposed Transaction;
•
Significant transaction costs;
•
The risk of litigation and/or regulatory actions related to the Proposed Transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future;
•
Changes in the market price of TEGNA’s shares, general economic and market conditions, constraints, volatility, or disruptions in the capital markets;
•
The possibility that TEGNA’s capital allocation plan, including dividends, share repurchases and/or strategic acquisitions, investments and partnerships may not enhance long-term stockholder value;
•
Legal proceedings, judgments or settlements;
•
TEGNA’s ability to re-price or renew subscribers;
•
Changes in, or failure or inability to comply with, government regulations including, without limitation, regulations of the Federal Communications Commission (FCC), and adverse outcomes from regulatory proceedings;

•
The effects of extreme weather and climate events on our operations as well as our counterparties, customers, employees, third-party vendors and suppliers;
•
Information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks;
•
Changes in technology, including changes in the distribution and viewing of television programming;
•
The reaction by advertisers, programming providers, strategic partners, the FCC or other government regulators to businesses that we may seek to acquire;
•
The risk that we may become responsible for liabilities of businesses that we may acquire;
•
Future financial performance, including our ability to obtain additional financing in the future on favorable terms;
•
The failure of our business to produce projected revenues or cash flows;
•
Continued consolidation in the industry, including MVPDs, vMVPDs, advertising agencies and other important third parties;
•
The loss of key personnel and/or talent or expenditure of a greater amount of resources attracting, retaining and motivating key personnel than in the past;
•
Strikes or other union job actions that affect our operations, including, without limitation, failure to renew our collective bargaining agreements on mutually favorable terms;
•
Uncertainties inherent in the development of new business lines and business strategies;
•
Changes in laws or regulations under which we operate;
•
Competitor responses to our products and services;
•
Changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto;
•
The potential effects of tariffs on the demand for our advertising services; and
•
Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results, which are discussed in our Annual Report on Form 10-K. Any forward-looking statements in this 8-K earnings release should be evaluated in light of these important factors.

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this 8-K earnings release and attributable to us or any person acting on our behalf are qualified by these cautionary statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

TEGNA Inc. (NYSE: TGNA) helps people thrive in their local communities by providing the trusted local news and services that matter most. With 64 television stations in 51 U.S. markets, TEGNA reaches more than 100 million people monthly across the web, mobile apps, connected TVs, and linear television. Together, we are building a sustainable future for local news. For more information, visit TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Molly McMahon	Julie Heskett
Senior Director, Corporate Communications	Senior Vice President, Chief Financial Officer
703-873-6422	703-873-6747
mmcmahon@TEGNA.com	investorrelations@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 1

	Quarter ended Dec. 31,
	2025	2024	Change
Revenues	$706,113	$870,529	(19%)

Operating expenses:
Cost of revenues	444,835	455,649	(2%)
Business units - Selling, general and administrative expenses	99,275	100,509	(1%)
Corporate - General and administrative expenses	18,386	11,180	64%
Depreciation	15,374	14,909	3%
Amortization of intangible assets	8,831	12,810	(31%)
Total	586,701	595,057	(1%)
Operating income	119,412	275,472	(57%)

Non-operating (expense) income:
Interest expense	(35,761)	(42,834)	(17%)
Interest income	3,277	8,522	(62%)
Other non-operating items, net	(13,689)	(13,863)	(1%)
Total	(46,173)	(48,175)	(4%)

Income before income taxes	73,239	227,297	(68%)
Provision for income taxes	17,092	46,733	(63%)
Net income	56,147	180,564	(69%)
Net loss attributable to redeemable noncontrolling interest	—	102	***
Net income attributable to TEGNA Inc.	$56,147	$180,666	(69%)

Earnings per share:
Basic	$0.35	$1.12	(69%)
Diluted	$0.34	$1.11	(69%)

Weighted average number of common shares outstanding:
Basic shares	161,724	161,327	0%
Diluted shares	163,637	162,709	1%

*** Not meaningful

CONSOLIDATED STATEMENTS OF INCOME

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)

	Year ended Dec. 31,
	2025	2024	Change

Revenues	$2,711,998	$3,101,971	(13%)

Operating expenses:
Cost of revenues	1,730,843	1,756,115	(1%)
Business units - Selling, general and administrative expenses	379,721	394,589	(4%)
Corporate - General and administrative expenses	61,472	51,851	19%
Depreciation	61,646	59,935	3%
Amortization of intangible assets	35,347	53,600	(34%)
Asset impairment and other	—	1,097	***
Total	2,269,029	2,317,187	(2%)
Operating income	442,969	784,784	(44%)

Non-operating (expense) income:
Interest expense	(158,388)	(169,238)	(6%)
Interest income	25,453	26,991	(6%)
Other non-operating items, net	(21,237)	130,450	***
Total	(154,172)	(11,797)	***

Income before income taxes	288,797	772,987	(63%)
Provision for income taxes	69,325	173,944	(60%)
Net income	219,472	599,043	(63%)
Net loss attributable to redeemable noncontrolling interest	384	775	(50%)
Net income attributable to TEGNA Inc.	$219,856	$599,818	(63%)

Earnings per share:
Basic	$1.36	$3.55	(62%)
Diluted	$1.34	$3.53	(62%)

Weighted average number of common shares outstanding:
Basic shares	161,416	168,434	(4%)
Diluted shares	162,820	169,165	(4%)

*** Not meaningful

REVENUE CATEGORIES

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 2

Below is a detail of our primary sources of revenue:

	Quarter ended Dec. 31,
	2025	2024	Change

Distribution	$358,019	$362,783	(1%)
Advertising & Marketing Services	321,536	310,341	4%
Political	17,098	187,440	(91%)
Other	9,460	9,965	(5%)
Total revenues	$706,113	$870,529	(19%)

	Year ended Dec. 31,
	2025	2024	Change

Distribution	$1,465,603	$1,476,075	(1%)
Advertising & Marketing Services	1,169,167	1,214,640	(4%)
Political	38,787	373,229	(90%)
Other	38,441	38,027	1%
Total revenues	$2,711,998	$3,101,971	(13%)

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors (the “Board”) regularly use Employee compensation, Corporate–General and administrative expenses, Operating expenses, Operating income, Income before income taxes, Provision for income taxes, Net income attributable to TEGNA Inc., and Diluted earnings per share, each presented on a non-GAAP basis, for purposes of evaluating company performance. Management and the Board also use Adjusted EBITDA and Adjusted free cash flow to evaluate company performance and liquidity, respectively. The Leadership Development and Compensation Committee of our Board uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and Adjusted free cash flow to evaluate and compensate senior management. The Board uses Adjusted free cash flow in its periodic assessments of, among other things, repurchases of the company’s common stock, the company’s dividends, strategic opportunities and long-term debt retirement. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance and liquidity measures that exclude from its reported GAAP results the impact of “special items” consisting of asset impairment and other, merger and acquisition (M&A)-related costs, retention costs, earnout adjustments, workforce restructuring, a pension settlement charge related to the acceleration of previously pension costs as a result of lump sum TEGNA Retirement Plan payments, a gain related to the sale of the company’s investment in Broadcast Music Inc. (“BMI”), and impairment charges related to two investments. In addition, we have excluded tax expense associated with the difference between the tax impact calculated on the BMI gain using the estimated annual effective tax rate at interim quarters and the final full-year tax impact calculated using the statutory tax rate. The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluating our earnings or liquidity performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses, charges and gains, in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without stock-based compensation expense), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net loss attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) interest income, (5) other non-operating items, net, (6) employee retention costs, (7) workforce restructuring costs, (8) asset impairment and other, (9) earnout adjustments, (10) M&A-related costs, (11) depreciation and (12) amortization of intangible assets. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses Adjusted free cash flow, a non-GAAP liquidity measure. The most directly comparable GAAP financial measure to Adjusted free cash flow is Net cash flow from operating activities. Adjusted free cash flow is defined as Net cash flow from operating activities less payments for purchases of property and equipment plus or minus special items. The company removes special items affecting cash flow from operating activities because we do not consider these items to be indicative of its underlying cash flow generation for the reporting period. Adjusted free cash flow is not intended to be a measure of residual cash available for management’s discretionary use since it omits significant sources and uses of cash flow including mandatory debt repayments.

This earnings release also presents our net leverage ratio which includes Adjusted EBITDA (without stock-based compensation) as a component of the computation. Our net leverage ratio is a financial measure that is used by management to assess the borrowing capacity of the company and management believes it is useful to investors for the same reason. The company defines its net leverage ratio as (a) net debt (total debt less cash and cash equivalents) as of the balance sheet date divided by (b) Average Annual Adjusted EBITDA for the trailing two-year period.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 3

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company’s Consolidated Statements of Income follow:

		Special Items
Quarter ended Dec. 31, 2025	GAAP measure	Retention costs - Cash	M&A-related costs	Workforce restructuring	Other non-operating item	Non-GAAP measure

Employee compensation	$177,844	$(3,536)	$—	$(6,698)	$—	$167,610
Corporate - General and administrative expenses	18,386	(1,394)	(7,213)	(23)	—	9,756
Operating expenses	586,701	(3,536)	(7,213)	(6,698)	—	569,254
Operating income	119,412	3,536	7,213	6,698	—	136,859
Income before income taxes	73,239	3,536	7,213	6,698	12,298	102,984
Provision for income taxes	17,092	136	201	1,636	2,345	21,410
Net income attributable to TEGNA Inc.	56,147	3,400	7,012	5,062	9,953	81,574
Earnings per share - diluted (a)	$0.34	$0.02	$0.04	$0.03	$0.06	$0.50

		Special Items
Quarter ended Dec. 31, 2024	GAAP measure	Earnout adjustments	Retention costs - SBC	Retention costs - Cash	Workforce restructuring	Other non-operating item	Special tax item	Non-GAAP measure

Employee compensation	$186,845	$—	$(820)	$(370)	$(11,127)	$—	$—	$174,528
Corporate - General and administrative expenses	11,180	—	(213)	(171)	(891)	—	—	9,905
Operating expenses	595,057	3,453	(820)	(370)	(11,127)	—	—	586,193
Operating income	275,472	(3,453)	820	370	11,127	—	—	284,336
Income before income taxes	227,297	(3,453)	820	370	11,127	10,315	—	246,476
Provision for income taxes	46,733	(887)	151	70	2,721	2,649	(2,634)	48,803
Net income attributable to TEGNA Inc.	180,666	(2,566)	669	300	8,406	7,666	2,634	197,775
Earnings per share - diluted	$1.11	$(0.02)	$—	$—	$0.05	$0.05	$0.02	$1.21

(a) Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 3 (continued)

		Special Items
Year ended Dec. 31, 2025	GAAP measure	Earnout adjustment	Retention costs - SBC	Retention costs - Cash	M&A-related costs	Workforce restructuring	Other non-operating items	Non-GAAP measure

Employee compensation	$695,753	$—	$(1,634)	$(5,422)	$—	$(10,630)	$—	$678,067
Corporate - General and administrative expenses	61,472	—	(457)	(2,269)	(19,581)	(215)	—	38,950
Operating expenses	2,269,029	(1,697)	(1,634)	(5,422)	(19,581)	(10,630)	—	2,230,065
Operating income	442,969	1,697	1,634	5,422	19,581	10,630	—	481,933
Income before income taxes	288,797	1,697	1,634	5,422	19,581	10,630	14,392	342,153
Provision for income taxes	69,325	435	300	358	519	2,624	2,345	75,906
Net income attributable to TEGNA Inc.	219,856	1,262	1,334	5,064	19,062	8,006	12,047	266,631
Earnings per share - diluted	$1.34	$0.01	$0.01	$0.03	$0.12	$0.05	$0.07	$1.63

		Special Items
Year ended Dec. 31, 2024	GAAP measure	M&A-related costs	Earnout adjustments	Retention costs - SBC	Retention costs - Cash	Workforce restructuring	Asset impairment and other	Other non-operating item	Special tax item	Non-GAAP measure

Employee compensation	$752,753	$—	$—	$(9,955)	$(4,333)	$(18,931)	$—	$—	$—	$719,534
Corporate - General and administrative expenses	51,851	(2,290)	—	(3,307)	(2,227)	(2,725)	—	—	—	41,302
Operating expenses	2,317,187	(2,290)	3,453	(9,955)	(4,333)	(18,931)	(1,097)	—	—	2,284,034
Operating income	784,784	2,290	(3,453)	9,955	4,333	18,931	1,097	—	—	817,937
Income before income taxes	772,987	2,290	(3,453)	9,955	4,333	18,931	1,097	(142,552)	—	663,588
Provision for income taxes	173,944	593	(887)	1,186	748	4,129	284	(33,972)	(2,634)	143,391
Net income attributable to TEGNA Inc.	599,818	1,697	(2,566)	8,769	3,585	14,802	813	(108,580)	2,634	520,972
Earnings per share - diluted (a)	$3.53	$0.01	$(0.02)	$0.05	$0.02	$0.09	$—	$(0.64)	$0.02	$3.07

(a) Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 4

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company’s Consolidated Statements of Income are presented below:

	Quarter ended Dec. 31,
	2025	2024

Net income attributable to TEGNA Inc. (GAAP basis)	$56,147	$180,666
Less: Net loss attributable to redeemable noncontrolling interest	—	(102)
Less: Interest income	(3,277)	(8,522)
Plus: Provision for income taxes	17,092	46,733
Plus: Interest expense	35,761	42,834
Plus: Other non-operating items, net	13,689	13,863
Operating income (GAAP basis)	$119,412	$275,472
Less: Octillion Earnout adjustments	—	(3,453)
Plus: M&A-related costs	7,213	—
Plus: Retention costs - Employee awards stock-based compensation	—	820
Plus: Retention costs - Cash	3,536	370
Plus: Workforce restructuring	6,698	11,127
Adjusted operating income (non-GAAP basis)	$136,859	$284,336
Plus: Depreciation	15,374	14,909
Plus: Amortization of intangible assets	8,831	12,810
Adjusted EBITDA	$161,064	$312,055
Stock-based compensation:
Employee awards	5,648	7,053
Company stock 401(k) match contributions	3,743	4,451
Adjusted EBITDA before stock-based compensation costs	$170,455	$323,559

	Year ended Dec. 31,
	2025	2024

Net income attributable to TEGNA Inc. (GAAP basis)	$219,856	$599,818
Less: Net loss attributable to redeemable noncontrolling interest	(384)	(775)
Less: Interest income	(25,453)	(26,991)
Plus (Less): Other non-operating items, net	21,237	(130,450)
Plus: Provision for income taxes	69,325	173,944
Plus: Interest expense	158,388	169,238
Operating income (GAAP basis)	$442,969	$784,784
Plus (Less): Octillion Earnout adjustments	1,697	(3,453)
Plus: M&A-related costs	19,581	2,290
Plus: Retention costs - Employee awards stock-based compensation	1,634	9,955
Plus: Retention costs - Cash	5,422	4,333
Plus: Workforce restructuring	10,630	18,931
Plus: Asset impairment and other	—	1,097
Adjusted operating income (non-GAAP basis)	$481,933	$817,937
Plus: Depreciation	61,646	59,935
Plus: Amortization of intangible assets	35,347	53,600
Adjusted EBITDA	$578,926	$931,472
Stock-based compensation:
Employee awards	24,544	28,579
Company stock 401(k) match contributions	16,416	18,702
Adjusted EBITDA before stock-based compensation costs	$619,886	$978,753

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 5

Reconciliation of Adjusted free cash flow to Net cash flow from operating activities presented in accordance with GAAP on the company’s Consolidated Statements of Cash Flows is presented below:

	Period ending December 31, 2025
	Quarter	Year-to-date

Net cash flow from operating activities (GAAP basis)	$107,370	$325,995

Less: Purchases of property and equipment	(20,620)	(43,430)

Special items:
M&A related costs	2,653	13,938
Workforce restructuring	679	13,009
Retention costs - cash	3,262	6,236
Total Adjustments	6,594	33,183

Adjusted free cash flow (non-GAAP basis)	$93,344	$315,748

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 6

The following table reconciles our total outstanding debt to net debt.

Dec. 31, 2025
Long-term debt	$2,540,000
Less: Cash and cash equivalents	(291,240)
Net debt (numerator)	$2,248,760

The following table shows the calculation of the average annual Adjusted EBITDA before stock-based compensation over the trailing two-year period (“T2Y”).

Adjusted EBITDA before stock-based compensation:
Year ended December 31, 2025[1]	$619,886
Plus: Year ended December 31, 2024[1]	978,753
Combined T2Y	$1,598,639
Divided by	2
T2Y Adjusted EBITDA (denominator)	$799,320

The following table shows the calculation of the net leverage ratio.

	Dec. 31, 2025
Net debt (numerator)	$2,248,760
T2Y Adjusted EBITDA (denominator)	$799,320
Net Leverage Ratio	2.8	x

1 A non-GAAP measure detailed in Table 4.